Exhibit 1.5

“RESTATED BY-LAWS OF CRESUD SOCIEDAD ANÓNIMA, COMERCIAL, INMOBILIARIA, FINANCIERA Y AGROPECUARIA. TITLE I: NAME, TERM OF DURATION AND PLACE OF BUSINESS. SECTION ONE: NAME: The Company does business under the name of CRESUD SOCIEDAD ANÓNIMA, COMERCIAL, INMOBILIARIA, FINANCIERA Y AGROPECUARIA.  SECTION TWO: TERM OF DURATION: The term of duration of the Company shall expire on June 6, 2082, which term may be extended by a resolution of the Shareholders´ Meeting. SECTION THREE: PLACE OF BUSINESS: The Company’s corporate domicile shall be in the City of Buenos Aires, Argentina. The Company may also establish branches, agencies or any other form of representation whatsoever both within Argentina and abroad. TITLE II. PURPOSE. SECTION FOUR: The purpose of the Company shall be to engage in the following activities either in Argentina or abroad, in its own name, acting on behalf of third parties or in association with third parties: COMMERCIAL: engage in the purchase, sale, import, export, and act as dealer, representative, commission and/or consignment agent of livestock and all types of agricultural and cattle-farming products. REAL ESTATE: engage in the purchase, sale, exchange, operation, lease, management and construction of urban and rural property, division into lots and subdivision of property, including all transactions stipulated in the legal provisions and regulations governing condominium property, civil, industrial and hydraulic constructions, either private or public. FINANCING: Grant short-term or long-term loans, with or without collateral, futures or option transactions and capital contributions to finance transactions made or to be made in the future, purchase, sale and trading of securities, corporate stocks and commodities, debentures and all kinds of marketable securities and credit instruments, irrespective of the systems or methodologies created or to be created in the future. The Company shall not carry out the transactions provided for by Law No. 21,526 or any other transactions for which a public tender may be required. AGRICULTURAL AND CATTLE-FARMING: engage in all forms of exploitation and/or administration of facilities owned by the Company or third parties, for agricultural and cattle-farming, fruit-growing, rice-growing, seed production, forestry and farming activities, set up cattle ranches for cattle wintering and/or breeding, dairy farms and livestock shelters. Plant and replant tress on any plot of land, be it owned by the Company or by third parties. REPRESENTATIONS AND SERVICES: Carry out all kinds of activities as agent, dealer, commission agent, consignment agent, attorney-in-fact and render advisory services in connection with the administration of business and companies, expressly excluding the performance of advisory services in connection with such issues, transactions and/or activities that, pursuant to the legal provisions in force, should be rendered by professionals duly qualified and licensed to do so. SECTION FIVE: MEANS FOR FULFILLMENT OF CORPORATE PURPOSE: A) For a better fulfillment of its corporate purpose, the Company shall have full legal capacity to acquire rights, undertake obligations and carry out any kind of legal acts related to its corporate purpose and not expressly prohibited by the laws or these Bylaws. B) In particular, the Company may: 1) Acquire by purchase or otherwise, real or personal property and any kind of rights, titles, shares or securities and sell, assign, exchange or otherwise dispose of them in any manner whatsoever, or give them as collateral and encumber them, including by way of mortgage, pledge or any other in rem right, and set up easements thereon; 2) Associate with third parties, be them natural or artificial persons, by organizing companies or acquiring interests in companies, entering into joint venture or business cooperation agreements; 3) Enter into any kind of contracts; 4) Undertake any kind of obligations, including loans, and execute any kind of transactions with official or private banks, whether national or foreign, international credit agencies and/or any other kind of institutions; 5) Grant commercial loans related to its business; 6) Take and grant powers of attorney; 7) Accept and make donations; 8) Issue negotiable obligations and other debt securities, in Argentina or abroad, denominated in any currency, either secured or unsecured and convertible into Company shares or not. C) In furtherance of the development of the activities included in its corporate purpose, the Company shall be entitled to organize companies or hold interests in public or private artificial persons, domiciled in Argentina or abroad. TITLE III. CAPITAL AND SHARES – SECTION SIX. CAPITAL: A) The changes in the corporate capital shall be shown in the Company’s financial statements, indicating the authorized amount, class and category of shares, par value and number of votes per share. SECTION SEVEN: SHARES. The Company’s shares are designated as common, book-entry shares of one peso ($1) par value each, entitled to one (1) vote per share. B) The Company may issue preferred shares, either with or without voting rights, which shall be issued in book-entry form. Preferred shares shall be entitled to a preferred dividend, either cumulative or not, pursuant to their terms of issue. Preferred shares may also be entitled to an additional share in net profits or other equity preference admitted by the applicable laws. SECTION EIGHT: ISSUE OF SHARES: A) The capital may be increased by resolution of the general ordinary shareholders’ meeting. B) Each issue of shares shall be implemented in compliance with the rules of the Argentine Securities Commission, the stock exchanges or markets where the Company’s shares are listed or traded, and the Superintendency of Corporations. Any resolution to increase the capital stock shall be recorded  in a notarized deed, unless otherwise resolved by the Shareholders’ Meeting on each occasion, and filed with the Public Registry of Commerce. C) The Shareholders’ Meeting that resolves upon the issue shall determine the features of the shares to be issued, and may delegate to the Board of Directors the power to determine the time of issue, method and conditions of payment, and delegate any other powers permitted by law. D) In the event of an increase in the capital stock or convertible negotiable obligations publicly offered pursuant to Law No. 27,440, the preemptive right set forth in Section 194, Law No. 19,550, restated in 1984, as amended, and Section 11, Law No. 23,576, as amended, shall be exercised exclusively through the placement procedure established in the relevant public offering memorandum without giving effect to the term set forth in such section; holders of shares and convertible negotiable obligations who are beneficiaries of preemptive rights shall have priority in the allocation up to the amount of shares to which they are entitled based on their shareholdings percentages. This shall apply always provided that the purchase orders submitted by the shareholders or holders of convertible negotiable obligations who are beneficiaries of preemptive rights (i) contain such price as arises from the placement procedure or a specified price equal to or higher than the subscription price specified in the public offering; and/or (ii) the shareholders or holders of convertible negotiable obligations who are beneficiaries of preemptive rights express their intention to subscribe the shares at such placement price as determined pursuant to the placement procedure used. In addition, the holders of shares who exercise their preemptive rights shall have accretion rights for the same term as the preemptive rights in the event that, upon expiration of the term for exercising preemptive rights, there is a remaining balance of unsubscribed shares; accretion rights shall be exercised concurrently with preemptive rights. E) Should any capital increase be levied by any tax in the future, the latter shall be paid upon execution of the pertinent registration documents. SECTION NINE: TRANSFER OF SHARES: There are no limitations on the transfer of Company shares. SECTION TEN: PUBLIC OFFERING: The Company may publicly offer its shares in any Argentine or foreign Stock Exchange or Securities Market, by fulfilling all the necessary requirements and procedures. TITLE IV. CORPORATE BONDS AND OTHER SECURITIES. SECTION ELEVEN: CORPORATE BONDS: (A) The Company may issue, in Argentina or abroad, corporate bonds or other securities, in accordance with the applicable legal provisions. (B) The issue may be decided (i) by a general ordinary or extraordinary Shareholders’ Meeting, as applicable, according to the applicable legislation, or (ii) by the Company’s Board of Directors as long as it is authorized under the legislation in force. When the decision is made by the Shareholders’ Meeting, it may delegate to the Board of Directors the powers to decide upon any or all the conditions of issue, pursuant to the applicable legislation. (C) The Company may issue other securities permitted by applicable laws, which may be convertible into shares or not. In the case of convertible securities, shareholders shall have preemptive rights to the extent permitted by the applicable legislation. (D) In addition, any series of participating shares may be created pursuant to the conditions set forth in the rules issued by the Argentine Securities Commission. TITLE V. CONDUCT AND MANAGEMENT. SECTION TWELVE: BOARD OF DIRECTORS: (A) The conduct and management of the Company´s business is vested in the Board of Directors consisting of no more than fifteen (15) and no less than three (3) regular members, and an equal or lesser number of Alternate Directors, as resolved by the ordinary Shareholders’ Meeting. (B) One third out of the total number of Directors shall be replaced every year. For such purpose, once the amendment to the corporate By-laws is approved, the first General Ordinary Shareholders´ Meeting shall resolve upon the term of office of the Directors to be elected for the purpose of complying with the above-mentioned stipulations. Without detriment to the foregoing, each annual Shareholders´ Meeting shall resolve in each particular case an increase or reduction in the number of Directors, their election as well as their term of office, provided that, in the hypothetical case that the Board of Directors should consist of less than nine members, such Directors shall not be replaced in a partial or staggered fashion if this situation could prevent the exercise of cumulative voting rights. (C) Notwithstanding the rules requiring election by cumulative vote, the election of Directors shall occur by voting for a slate of Directors, so long as no shareholder objects. In the event a shareholder objects, voting shall be for each individual nominee. The slate of Directors or individual nominees, as the case may be, shall be elected upon receiving an absolute majority of votes. If no slate of Directors were to obtain a majority, there shall be a new vote between the two slates or individual nominees receiving the highest number of votes. The slate or individual nominees with the highest number of votes shall be deemed elected. SECTION THIRTEEN: DIRECTORS’ PERFORMANCE BONDS: Regular directors shall deposit as guarantee for the performance of their duties at least Pesos ten thousand ($ 10,000) or its equivalent in government securities, or where appropriate, through any of the options permitted by the applicable law. SECTION FOURTEEN: VACANCIES: If any position on the Board of Directors becomes vacant due to death, disability, disqualification, resignation, removal or temporary absence of one or more regular directors, and there are no Alternate Directors available to fill the vacancies, thus preventing the Board from validly holding meetings, the Supervisory Committee shall designate Directors to fill such vacancies on an interim basis until the next general ordinary Shareholders’ Meeting is held. SECTION FIFTEEN: DISTRIBUTION OF POSITIONS: At the first Board of Directors’ meeting, after each general ordinary Shareholders’ Meeting, the Board of Directors shall appoint, from amongst its members, the Regular Directors who shall hold the offices of Chairman, First Vice-Chairman and Second Vice-Chairman. SECTION SIXTEEN: MEETINGS: (A) The Board of Directors shall hold at least one (1) meeting every month; however, the Chairman or the person substituting for the Chairman may call a meeting when it is deemed advisable or upon request by any member. (B) Notices of meetings shall be given by reliable means by the Chairman, or the person substituting for him, at least five days prior to such meeting, indicating the Agenda. Items not included in the agenda may be considered if they originated after notice of such meeting was served and were considered an urgent matter. (C) The Board of Directors shall register all decisions adopted in a minute book officially signed and sealed for such purpose. D) The Company’s Board of Directors may act with the members present in person, or communicated with each other by means of simultaneous transmission of sound or images and sound, either existing at present or to be created in the future and in accordance with the laws in force. The supervisory committee shall put on record the legality of the resolutions adopted. In any event, the board minutes shall state the kind of participation in the case of members participating from a remote location. SECTION SEVENTEEN: QUORUM AND MAJORITIES: (A) A quorum for a meeting of the Board of Directors is an absolute majority of its regular members. (B) Resolutions of the Board of Directors shall be passed upon the affirmative vote of a majority of the Directors in attendance, the calculation of which shall include directors present through any means of simultaneous transmission of sound or images and sound, whether existing at present or to be created in the future and in accordance with the laws in force. In case of a tie, the Chairman or the person substituting for the Chairman shall be entitled to a casting vote. SECTION EIGHTEEN: POWERS OF THE BOARD OF DIRECTORS: The Board of Directors has broad powers to organize, manage and direct the Company, including matters requiring special powers, according to section 1881 of the Civil Code and section 9 of Decree-Law No. 5965/63. Accordingly, the Board of Directors may perform any legal act necessary to fulfill the corporate purpose on behalf of the Company, such as, among others, purchase, sell, exchange, lease personal or real property of any kind, being entitled to create any security interest of any nature; grant and receive any pledge, mortgage, personal security or any other guarantee; enter into any kind of private contracts necessary to fulfill the purpose of the Company; give or receive money or property loans, operate with any kind of bank, financial company or credit entity whether in the public or private sector, national or foreign; issue, discount or endorse promissory notes, bills of exchange and checks or other credit instruments on funds of their own or overdrafts; grant and revoke general and special powers of attorney, for court matters, management or others, with broad powers, with or without substitution authority; appoint managers, fixing their salaries and powers; revoke such appointments; commence, pursue, respond or abandon complaints or criminal actions; and perform all legal acts required for the operation and/or administration, in any manner whatsoever, of facilities owned by the Company or third parties, intended for agricultural and cattle-farming, fruit-growing, rice-growing, seed production, forestry and farming activities, cattle ranches for cattle wintering and/or breeding, dairy farms and livestock shelters, planting or replanting trees on any plot of land, owned by the Company or by third parties and take any legal step necessary to fulfill the purpose of the Company. The Board of Directors shall be further empowered to call Shareholders’ Meetings, either general or special, ordinary or extraordinary, as the case may be, establishing the agenda and shall annually submit to the consideration of the general ordinary Shareholders’ Meeting the annual report and financial statements for the fiscal year within the legal term and in compliance with formal requirements. The foregoing enumeration is merely illustrative and not restrictive. Therefore, the Board of Directors may, in general, enter into and perform any transaction, act or contract related to the corporate purpose in compliance with the legal provisions. SECTION NINETEEN: LEGAL REPRESENTATION OF THE COMPANY: The representation of the Company is exercised: (A) by the Chairman of the Board of Directors or his (her) substitute in accordance with these By-laws, or (B) by any two (2) of the remaining Regular Directors acting jointly. In both cases, the officers vested with legal representation powers shall require authorization pursuant to a Board of Directors´ Meeting’s minutes authorizing the relevant act. SECTION TWENTY: CHAIRMAN: In addition to the powers and duties vested in any Regular Director, the Chairman shall represent the Company in accordance with the provisions set forth in the previous section, and, in the event of a tie at a meeting of the Board of Directors, he has a casting vote. The Chairman shall have the duty to comply with and cause the Company to comply with applicable laws, executive orders and other legal provisions applicable to the Company, these By-laws as well as the Shareholders’ Meetings´ and Board of Directors’ Meetings´ resolutions. SECTION TWENTY-ONE: VICE-CHAIRMAN: (A) The First Vice Chairman shall replace the Chairman in the event of death, disability, disqualification, resignation, removal, or absence, whether permanent or temporary. (B) Should the First Vice Chairman be unable to take office as Chairman for any of the foregoing reasons, the Second Vice Chairman shall replace the Chairman. (C) In any event, with the exception of a temporary absence, the Board of Directors shall elect a new Chairman within thirty (30) days after a vacancy occurred. SECTION TWENTY-TWO: COMMITTEES. A) AUDIT COMMITTEE. The Company shall have an Audit Committee which shall act collectively. It shall be composed of a minimum of three regular directors, who shall be elected by the Board of Directors from among its members, and an equal or lower number of alternate directors, who shall be elected by the Board of Directors from among its members (either regular or alternate directors). All of its members shall be independent. The Audit Committee may act with the members present in person, or communicated with each other by means of simultaneous transmission of sound, images and words, either existing at present or to be created in the future and in accordance with the laws in force. Members communicated remotely shall be computed for the purposes of quorum. The Audit Committee shall adopt resolutions by a majority vote of those present, computing as well the members communicated remotely. In any event, the minutes shall state the kind of participation in the case of members participating from a remote location, indicating the characteristics of the means of communication used. In the case of Audit Committee’s meetings held remotely, the minutes shall be drafted and signed within five (5) business days from the date of the meeting by the present members and the representative of the Supervisory Committee, who shall put on record their attendance to the meeting and verification that the same has been held pursuant to the bylaws and attesting to the resolutions of such committee. The Audit Committee shall make its own regulations. The provisions stated herein for the operation of the Board of Directors and the rules applicable to the Board of Directors shall be applicable to the Audit Committee’s discussions, its minutes books and the frequency of its meetings. The remaining members of the Board of Directors and the statutory auditors may attend and participate in the Committee’s meetings but they are not entitled to vote. The Audit Committee’s rights and duties shall be those set forth in Section 110, Law No. 26,831 on Capital Markets and in Article V, Chapter III, Title II of the Argentine Securities Commission Rules, and all other rights and duties that may be determined in the future. B) EXECUTIVE COMMITTEE: (A) The day-to-day business of the Company shall be managed by an Executive Committee consisting of between four (4) and seven (7) members. Members of the Executive Committee may be elected from among the Board of Directors at the first meeting held after the general ordinary Shareholders’ Meeting. One (1) alternate member- who shall be another regular director- shall also be appointed and he shall take office in the event of a temporary vacancy of any of the regular members. (B) The Executive Committee shall meet with the absolute majority of regular members and resolutions shall be adopted by the vote of the majority of members present; in the event of a tie, the Chairman shall have a casting vote. (C) The Executive Committee, at its first meeting, shall establish the frequency of its meetings, irrespective of the meetings to be held at the request of any of its members. (D) No Agenda shall be required for the meetings to be held by the Executive Committee. (E) Decisions adopted by the Executive Committee shall be recorded in a minute book officially signed and sealed for such purpose. (F) Notwithstanding the powers granted to the Board of Directors either pursuant to the law or these By-laws, the Executive Committee shall manage the day-to-day businesses which are not directly managed by the Board of Directors. Accordingly, the Executive Committee may: (1) appoint managers, determine their authority and fix their compensation; (2) grant powers of attorney, be they general or special, for management, disposition and court matters and revoke same; (3) hire personnel, impose penalties on Company´s employees, dismiss them and fix their compensation; (4) enter into such contracts as may be necessary for the fulfillment of the corporate purpose; (5) manage and dispose of the Company´s property; (6) borrow sums of money to carry on the Company´s business; (7) furnish guarantees to secure obligations undertaken by the Company. This enumeration is merely illustrative, the Executive Committee being empowered to carry out all such acts as may be necessary for the day-to-day business of the Company. TITLE VI. SUPERVISION. SECTION TWENTY-THREE: SUPERVISORY COMMITTEE: (A) Supervision of the Company is the responsibility of a Supervisory Committee composed of three (3) regular and three (3) alternate members elected at a general ordinary Shareholders’ Meeting. At the first meeting following the general ordinary Shareholders´ Meeting, the Supervisory Committee shall appoint a Chairman from among its members. (B) Members shall be elected for a term of one (1) fiscal year. (C) The Supervisory Committee shall meet as frequently as may be necessary to fulfill its responsibilities. (D) The Supervisory Committee shall meet with the attendance of the absolute majority of its members and resolutions shall be adopted by the majority vote of members present at the meeting. (E) The resolutions adopted at such meetings shall be registered in a minute book officially signed and sealed for such purposes. (F) In the event of death, disability, disqualification, resignation, removal or absence, whether permanent or temporary of the regular members, the alternate members shall substitute for them in the order of their appointment. (G) The members of the Supervisory Committee shall have the powers and duties set forth under the Argentine Companies Law. (H) The general ordinary Shareholders’ Meeting shall fix the compensation of the Supervisory Committee’s members pursuant to the provisions of the applicable laws. TITLE VII. SHAREHOLDERS’ MEETINGS. SECTION TWENTY-FOUR: NOTICE OF MEETINGS: (A) Shareholders’ meetings shall be called by the Board of Directors or, if applicable, by the Supervisory Committee as required by law or as requested by the holders of five (5%) of the capital stock of the Company. Shareholders´ Meetings requested by the shareholders must be held within 30 days after receipt of such request. (B) Ordinary Shareholders’ Meetings may be summoned simultaneously, at first and second call, pursuant to section 237 of Law No. 19,550, notwithstanding the legal provision for unanimous Shareholders´ Meetings. If simultaneous notice was not given, Shareholders´ Meetings at second call shall be held within a term of thirty (30) days after failure to meet quorum requirements at the first Shareholders´ Meeting. Notices must be published in compliance with applicable regulations. C) Shareholders’ meetings of any kind may be held remotely and transact business with the shareholders present in person or communicated with each other by means of simultaneous transmission of sounds, images and words, such as videoconference or other similar means, always provided that the rules of registration, quorum and representation are complied with, and the virtual convergence and simultaneous attendance of participants as well as the immediate verbal communication and issuance of votes are ensured. The supervisory committee shall put on record that the decisions adopted meet the relevant requirements. The Board of Directors shall set forth the regulations and other technical issues relating to the remote participation at such meetings and their proper registration, in accordance with the regulations in force and as provided by the controlling body. In all cases, such Shareholders Meetings shall have the same jurisdiction as the Company. The calculation of the quorum present at a meeting held remotely shall include the shareholders present by means of simultaneous transmission of sounds or images and sounds, whether existing at present or to be created in the future and in accordance with the regulations in force. SECTION TWENTY-FIVE: SHAREHOLDERS’ REPRESENTATION: (A) Shareholders may have third parties represent them at any Shareholders’ Meeting by granting a proxy by private instrument with their signatures duly certified by a notary public, judicial or bank officer. (B) Joint holders of shares must arrange for unified representation at Shareholders´ Meetings. SECTION TWENTY-SIX: CHAIR: Shareholders’ meetings shall be presided over by the Chairman of the Board of Directors, or the Director then acting as Chairman of the Board of Directors. SECTION TWENTY-SEVEN: QUORUM AND MAJORITIES: Quorum and majorities are governed by sections 243 and 244 of Law No. 19,550, according to the meeting, except for the quorum at an extraordinary meeting held on second call which shall be held regardless of the number of shareholders with a right to vote present at the meeting. TITLE VIII. FINANCIAL STATEMENTS AND ACCOUNTS. SECTION TWENTY-EIGHT: FISCAL YEAR: Fiscal years shall begin on July 1 of each year and end on June 30 of the following year. The financial statements must be drawn up as of such date in accordance with the legal, regulatory and technical rules in force. SECTION TWENTY-NINE: ALLOCATION OF PROFITS: (A) Net and realized profits shall be allocated in the following order: (1) 5% (five per cent) to a legal reserve until the amount of such reserve equals 20% (twenty per cent) of the Company’s subscribed capital; (2) to fees payable to the members of the Board of Directors and the Supervisory Committee, as established by a Shareholders’ Meeting; (3) to dividends on shares, additional share for preferred stock, if any, and dividends on common stock, or to a voluntary reserve, contingency reserve or to be carried forward, or for any other purpose, as determined by the Shareholders’ Meeting. (B) Dividends shall be paid pro rata the respective equity interests within thirty (30) days after their approval or such shorter term as may be fixed by the applicable provisions and the right to receive payment on dividends shall be forfeited once three (3) years have elapsed after they were made available to the shareholders. Quarterly dividend payments may be authorized by the Shareholders´ Meetings in accordance with applicable laws. TITLE IX. DISSOLUTION AND WINDING-UP. SECTION THIRTY: DISSOLUTION AND WINDING-UP: (A) Should the Company resolve upon its dissolution, liquidation proceedings shall be the responsibility of the Board of Directors and the Supervisory Committee, unless liquidators are appointed by the Shareholders’ Meeting, in which case, the Shareholders’ Meeting shall establish the liquidators’ powers. (B) Once corporate liabilities have been paid and the capital stock reimbursed, the surplus amount shall be distributed ratably among the shareholders according to the respective amounts paid up by them with the preferences herein stated and in compliance with the applicable legal provisions.”